EXHIBIT 21.1
Subsidiaries of the Registrant

             Name of Subsidiary                    State of Organization
--------------------------------------------       ---------------------

RushTrade Securities, Inc.                                Delaware
Rush Group Technologies Inc., formerly
     RushTrade Software Services, Inc.                    Texas
Rushmore Securities Corporation                           Texas
RushTrade.com, Inc.                                       Texas
Rushmore Investment Management Corporation                Texas
Rushmore Insurance Services, Inc.                         Texas
Rushmore Insurance Services, Inc.                         Delaware
Rushmore Realty Advisors, Inc.                            Texas
Rushmore Agency of Arizona, Inc.                          Arizona

All subsidiaries are wholly-owned and conduct business in their legal names.

Rushmore Insurance Services, Inc. (a Texas corporation) is owned by D. M. (Rusty) Moore, Jr. and is treated as a subsidiary of the Registrant.










                                       43